American Funds Fundamental Investors

December 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$648,551
Class B	$1,371
Class C	$16,060
Class F1	$66,483
Class F2	$70,402
Total	$802,867
Class 529-A	$24,279
Class 529-B	$89
Class 529-C	$2,633
Class 529-E	$818
Class 529-F1	$1,260
Class R-1	$1,017
Class R-2	$5,296
Class R-2E	$6
Class R-3	$26,052
Class R-4	$34,218
Class R-5	$33,213
Class R-5E*	$0
Class R-6	$111,567
Total	$240,448

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.7660
Class B	$0.3325
Class C	$0.3455
Class F1	$0.7303
Class F2	$0.8697
Class 529-A	$0.7151
Class 529-B	$0.2548
Class 529-C	$0.3062
Class 529-E	$0.5902
Class 529-F1	$0.8309
Class R-1	$0.3404
Class R-2	$0.3695
Class R-2E	$0.7409
Class R-3	$0.5785
Class R-4	$0.7406
Class R-5	$0.8977
Class R-5E	$0.3516
Class R-6	$0.9223

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	879,343
Class B	3,761
Class C	48,225
Class F1	95,056
Class F2	86,569
Total	1,112,954
Class 529-A	35,446
Class 529-B	327
Class 529-C	8,921
Class 529-E	1,437
Class 529-F1	1,635
Class R-1	3,000
Class R-2	14,548
Class R-2E	21
Class R-3	44,214
Class R-4	45,226
Class R-5	37,726
Class R-5E*	0
Class R-6	129,916
Total	322,417

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$50.71
Class B	$50.64
Class C	$50.48
Class F1	$50.69
Class F2	$50.70
Class 529-A	$50.65
Class 529-B	$50.76
Class 529-C	$50.60
Class 529-E	$50.61
Class 529-F1	$50.62
Class R-1	$50.49
Class R-2	$50.47
Class R-2E	$50.56
Class R-3	$50.60
Class R-4	$50.62
Class R-5	$50.74
Class R-5E	$50.69
Class R-6	$50.72

* Amount less than one thousand